As filed with the Securities and Exchange Commission on April 26, 2016
Registration No. 333-__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
SWIFT ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	20-3940661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
17001 Northchase Drive, Suite 100
Houston, Texas 77001
(Address of Principal Executive Offices Including Zip Code)
Swift Energy Company 2016 Equity Incentive Plan
(Full title of the plan)
Christopher M. Abundis
Vice President, General Counsel & Secretary
Swift Energy Company
17001 Northchase Dr., Suite 100
Houston, Texas 77060
(281) 874-2700
(Name and Address, and Telephone Number, including Area Code, of Agent For Service)
Copies to:

Stephen Olson Jones Day 717 Texas, Suite 3300 Houston, Texas 77001 (832) 239-3939	Alex Gendzier Jones Day 222 E. 41st Street New York, New York 10017 (212) 326-3939
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.01 par value per share	582,011	$36.10	$21,010,597.10	$2,115.77

(1)
Represents common stock, par value $0.01 per share, of Swift Energy Company (the “Registrant”) issuable pursuant to the Swift Energy Company 2016 Equity Incentive Plan (the “Plan”) being registered hereon. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purposes of determining the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933, as amended, and based on the value attributed to the common stock in connection with the Registrant’s emergence from bankruptcy pursuant to its Plan of Reorganization.

EXPLANATORY NOTE
On December 31, 2015, the Registrant and eight of its subsidiaries, including Swift Energy International, LLC (previously Swift Energy International, Inc.), Swift Energy Group, Inc., Swift Energy USA, Inc., Swift Energy Alaska, Inc., Swift Energy Operating, LLC, GASRS LLC, SWENCO-Western, LLC and Swift Energy Exploration Services, Inc. (together with the Registrant, the “Debtors”), filed voluntary petitions seeking relief under Chapter 11 of Title of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the district of Delaware (the “Court”).
On March 31, 2016, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law and Order Confirming Pursuant to Section 1129(a) and (b) of the Bankruptcy Code the Joint Plan of Reorganization of the Debtors and Debtors in Possession (the “Confirmation Order”), which approved and confirmed the Joint Plan of Reorganization of the Debtors and Debtors in Possession, as modified by the Confirmation Order.
On April 22, 2016, the Registrant satisfied the conditions of the Confirmation Order and the Plan of Reorganization became effective (the “Effective Date”).
Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Effective Date, as contained or incorporated by reference herein, reflect the actual historical consolidated results of operations and financial condition of the Registrant for the periods presented and do not give effect to the Plan of Reorganization or any of the transactions contemplated thereby, including the adoption of “fresh-start” accounting. Accordingly, such financial information may not be representative of the Registrant’s performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained herein relates to the Registrant following the Effective Date.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Securities and Exchange Commission (the “SEC”) (other than portions of those documents that have been “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules):
(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 4, 2016; and
(b)    The Registrant’s Current Reports on Form 8-K, filed with the SEC on January 4, January 11, March 15, March 21, March 24, March 29 and April 6, 2016.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.
Item 4.    Description of Securities.
Authorized Capital
The Registrant has the authority to issue a total of 50,000,000 shares of capital stock, consisting of (a) 40,000,000 shares of common stock, par value $0.01 per share, and (b) 10,000,000 shares of preferred stock par value $0.01 per share.
Voting Rights
Subject to any voting rights granted to preferred stock that may be outstanding from time to time, each share of the Registrant’s common stock shall be entitled to one vote per share, in person or by proxy, on all matters submitted to a vote for the Registrant’s stockholders on which the holders of common stock are entitled to vote. Except as otherwise required in the Registrant’s Certificate of Incorporation (the “Charter”), Bylaws (the “Bylaws”) or by applicable law, the holders of common stock shall vote together as one class on all matters submitted to a vote of stockholders generally. The Charter and Bylaws do not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors. The holders of a majority of the shares of common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business.
The board of directors of the Registrant (the “Board”) will be made up of three classes following the Effective Date. Class I directors’ terms will expire at the first annual meeting of stockholders; Class II directors’ terms will expire at the second annual meeting of stockholders; and Class III directors’ terms expire at the third annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those whose term has expired will be elected to three year terms.
As further described below, pursuant to the terms of the Director Nomination Agreement dated as of April 22, 2016 (the “Nomination Agreement”), between the Company and the Consenting Noteholders (as defined in the Nomination Agreement, which includes Strategic Value Partners, LLC (“SVP”) and certain other former holders of the Company’s cancelled senior notes (the “Other Noteholders”), the Consenting Noteholders have the right to nominate directors to the Board, among other things.
Dividend Rights
Subject to any dividend and other distribution rights granted to preferred stock that may be outstanding from time to time, holders of shares of common stock shall be entitled to receive such dividends and other distributions (payable in cash, stock or otherwise) as may be declared thereon by the Board at any time and from time to time out of any funds legally available.
Preferred Stock
As of the date hereof, no shares of the Registrant’s preferred stock are outstanding. The Charter provides that the Board may issue preferred stock in one or more series from time to time at its option for such consideration and pursuant to such terms and conditions as it may decide. The Board will determine the designations, powers, preferences, rights, qualifications, limitations and restrictions of the preferred stock and may, at its option, divide such preferred stock into series and determine variations, if any, between any series so established. The holders of preferred stock may be entitled to preferences over holders of common stock with respect to dividends, liquidation, dissolution or winding-up of the Registrant in such amounts as are established by the resolutions of the Board approving the issuance of such shares.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Registrant without further action by the holders and may adversely affect voting and other rights of holders of common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock.
No Preemptive Rights
No holder of common stock has any preemptive right to subscribe for any shares of the Registrant’s capital stock issued in the future.
Liquidation Rights
If the Registrant is liquidated (either partially or completely), dissolved or wound up, whether voluntarily or involuntarily, the holders of common stock shall be entitled to share ratably in the Registrant’s remaining assets after payment of all liquidation preferences, if any, applicable to any outstanding preferred stock.
Action by Written Consent
The Charter provides for action by written consent by holders of voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Director Nomination Agreement
On April 22, 2016, the Registrant entered into the Nomination Agreement. The Nomination Agreement is included by reference in the Charter as necessary to effectuate its terms. Pursuant to the Nomination Agreement:
(a)    At the Effective Date, the initial Board will consist of seven members as follows:
(i)    the Chief Executive Officer of the Company, which will be Terry E. Swift;
(ii)    two directors designated by SVP, which will be Peter Kirchof and David Geenberg;
(iii)    two directors designated by the Consenting Noteholders (excluding SVP), which will be Gabe Ellisor and Charles Wampler; and
(iv)    one independent director which will be Michael Duginski, and one vacancy which shall be filled within 30 days after the Effective Date in accordance with the Certificate of Incorporation (and which will be the Chairman).
Michael Duginski and Peter Kirchof will serve as Class I Directors (as defined in the Certificate of Incorporation) with an initial term which will expire at the first annual meeting of the stockholders of the Company held after the Effective Date; Gabe Ellisor and Charles Wampler will serve as Class II Directors (as defined in the Certificate of Incorporation) with an initial term which will expire at the second annual meeting of the stockholders of the Company held after the Effective Date; and Terry E. Swift, David Geenberg and the director who fills the initial vacancy will serve as Class III Directors (as defined in the Certificate of Incorporation) with an initial term which shall expire at the third annual meeting of the stockholders of the Company held after the Effective Date.
In addition, SVP and the Other Noteholders received the right to remove and replace their respective directors at any time.
(b)    Following the expiration of the initial terms of the Board as set forth above, the Board will consist of seven members as follows:
(i)    the Chief Executive Officer of the Company, which shall be a Class III Director;
(ii)    two nominees designated by SVP (the “SVP Designated Directors”), which shall be one Class I Director and one Class II Director; provided, that (A) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III Director, at such time as SVP and its affiliates (other than other Consenting Noteholders) (the “SVP Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B)

SVP shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the SVP Entities collectively beneficially own common stock representing an equity percentage of less than 8%;
(iii)    two nominees designated by the Consenting Noteholders (excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director) (the “Noteholder Designated Directors”), which shall be two Class II Directors; provided, that (A) the number of nominees designated by the Consenting Noteholders shall be reduced to one director, which shall be a Class II Director, at such time as the Consenting Noteholders and their affiliates (the “Noteholder Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) except as set forth in section (b)(iv) below, such Consenting Noteholders shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the Noteholder Entities collectively beneficially own common stock representing an equity percentage of less than 8%;
(iv)    for the purposes of calculating the equity percentage in clauses (A) and (B) of section (b)(iii), with respect to SVP’s ownership, the equity percentage shall only include the portion of SVP’s equity percentage that exceeds 15% up to a maximum of 7.9%, until such time that SVP is no longer entitled to designate an SVP Designated Director. At such time that SVP is no longer entitled to designate an SVP Designated Director, all of SVP’s ownership shall be included in the equity percentage calculations in clauses (A) and (B) of section (b)(iii). For the purposes of section (b)(iii), the designation right contained in such provision shall still be available at the time SVP is no longer entitled to designate an SVP Designated Director, if at such time, the Equity Percentage ownership threshold in clause (B) of section (b)(iii) is satisfied; and
(v)    one independent director and one additional director (which will be the Chairman) nominated by the Nominating and Strategy Committee of the Board, which shall be a Class III Director.
(c)    So long as SVP is entitled to designate a nominee, SVP shall have the right to remove such nominee (with or without cause), from time to time and at any time, from the Board. Should a director designated by SVP be removed for any reason, whether by SVP or otherwise in accordance with the Charter and the Bylaws, SVP shall be entitled to designate an individual to fill the vacancy created by such removal so long as SVP is entitled to designate a nominee on the date of such replacement designation, subject to the Charter and Bylaws of the Company.
In addition, if SVP loses the right to nominate any directors, it may not remove and replace their directors still on the Board. If the Consenting Noteholders’ combined equity percentage falls below 50%, the Consenting Noteholders will lose the right to remove and replace their directors.

The Nomination Agreement terminates upon the earlier to occur of (a) such time as the Consenting Noteholders in the aggregate no longer beneficially own common stock representing an equity percentage equal to or greater than 8% or (b) the delivery of written notice to the Company by all of the Consenting Noteholders, requesting the termination of the Agreement. Further, at such time as a particular Consenting Noteholder no longer beneficially owns any shares of common stock, all rights and obligations of such Consenting Noteholder under the Nomination Agreement will terminate.
This summary is qualified in its entirety by reference to the full text of the Nomination Agreement, which is attached hereto as Exhibits 10.1 and incorporated by reference herein.
Veto Rights
The business and affairs of the Company shall be managed under the direction of the Board to the fullest extent permitted by Section 141(a) of the DGCL, except that, notwithstanding any other provision of the Charter or the Bylaws, at any time in which one or more SVP Designated Directors or Noteholder Designated Directors is serving on the Board, the Company and the Board shall not take any of the following actions if the Consenting Noteholders that are party to the Nomination Agreement and that hold in the aggregate at least 50% of the Company’s issued and outstanding shares of common stock object to such action in writing:
(a)    The sale or other disposition of assets of the Corporation or any of its subsidiaries, in any single transaction or series of related transactions, with a fair market value in the aggregate in excess of $75,000,000, other than (i) any such sales or dispositions to or among the Corporation and its subsidiaries and (ii) the sale or disposition of hydrocarbons, accounts receivable, surplus or obsolete equipment (excluding the disposition of oil and gas in place and other interests in real property and volumetric production payments) in the ordinary course of business.
(b)    Any sale, recapitalization, liquidation, dissolution, winding up, bankruptcy event, reorganization, consolidation, or merger of the Corporation or any of its subsidiaries.
(c)    Issuing or repurchasing any shares of common stock or other equity securities (or securities convertible into or exercisable for equity securities) of the Corporation in an amount that is in the aggregate in excess of $5,000,000, other than (i) pursuant to employee benefit and incentive plans, (ii) the repurchase of capital stock deemed to occur upon the exercise of stock options or other equity awards to the extent such capital stock represents a portion of the exercise price of those stock options or other equity awards and any repurchase of capital stock made in lieu of or to satisfy withholding or similar taxes in connection with any exercise or exchange of stock options, warrants, equity incentives, other equity awards or other rights to acquire capital stock and (iii) the issuance of shares of common stock upon exercise of warrants pursuant to the Warrant Agreement dated on or about the date hereof between the Corporation and American Stock Transfer & Trust Company, LLC.

(d)    Incurring any indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another person or entity), in any single transaction or series of related transactions, that is in the aggregate in excess of $75,000,000, other than (i) any indebtedness incurred to refinance indebtedness issued for less than $75,000,000 (which such amount shall be calculated in the aggregate for any series of related transactions), (ii) intercompany indebtedness, (iii) hedging obligations in the ordinary course of business and not for speculative purposes and (iv) other indebtedness in respect of workers’ compensation claims, insurance contracts, self-insurance obligations, bankers’ acceptances, performance and surety bonds and other similar guarantees of obligations in the ordinary course of business.
(e)    Entering into any proposed transaction or series of related transactions involving a Change of Control of the Corporation. For purposes of this provision, “Change of Control” shall mean any transaction resulting in any person or group (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquiring “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of more than 50% of the total outstanding equity interests of the Corporation (measured by voting power rather than number of shares).
(f)    Entering into or consummating any material acquisition of businesses, companies or assets (whether through sales or leases) or joint ventures, in any single transaction or series of related transactions, in the aggregate in excess of $75,000,000.
(g)    Increasing or decreasing the size of the Board.
(h)    Amending the Charter or Bylaws of the Corporation.
(i)    Entering into any arrangements or transactions with affiliates of the Corporation.
Notwithstanding anything to the contrary contained in the Charter, these veto rights are not deemed to eliminate or reduce any fiduciary duties a member of the Board may have to any stockholder or group of stockholders of the Company that may otherwise exist under the DGCL.
Delaware Anti-Takeover Law
The Registrant is not subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”).
Transfer Agent and Registrar
The transfer agent for the Registrant’s common stock is American Stock Transfer & Trust Company, LLC.
Item 5.    Interests of Named Experts and Counsel.
Jones Day, New York, New York, will pass upon the validity of the common stock offered in this offering, when issued pursuant to the terms and conditions of the Plan.

Item 6.    Indemnification of Directors and Officers.
The Registrant’s Charter and Bylaws provide for indemnification of officers and directors of the Registrant and certain other persons to the full extent permitted by law, as now in effect or later amended, against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.
The Registrant may maintain insurance for the benefit of its directors, officers, employees, agents and certain other persons, insuring such persons against any expense, liability, or loss, including liability under the securities laws. In addition, the Registrant has entered into indemnification agreements with its directors and executive officers that require it to indemnify these persons for claims made against each of these persons because he or she is, was or may be deemed to be a director, officer, employee or agent of the Registrant or any of its subsidiaries. The Registrant is obligated to pay the expenses of these persons in connection with any claims that are subject to the agreement.
Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.

Exhibit Number	Description
3.1*	Certificate of Incorporation of Swift Energy Company
3.2*	Bylaws of Swift Energy Company
4.1*	Swift Energy Company 2016 Equity Incentive Plan
4.2*	Form of Stock Option Agreement – Emergence Grant (Type I)
4.3*	Form of Stock Option Agreement – Emergence Grant (Type II)
4.4*	Form of Restricted Stock Unit Agreement – Emergence Grant (Type I)
4.5*	Form of Restricted Stock Unit Agreement – Emergence Grant (Type II)
4.6*	Form of stock certificate for common stock, $0.01 par value per share
4.7*	Director Nomination Agreement dated April 22, 2016 by and among Swift Energy Company and the stockholders party thereto
5.1*	Opinion of Jones Day
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of H.J. Gruy and Associates, Inc.
23.2*	Consent of Jones Day (included in Exhibit 5.1)
_______________________________

*	Filed Herewith.
Item 9.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 26th day of April 2016.

SWIFT ENERGY COMPANY
By:	/s/ Terry E. Swift
	Name:	Terry E. Swift
	Title:	Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated. In addition, each person whose signature appears below constitutes and appoints Terry E. Swift, Alton D. Heckaman, Jr. and Christopher M. Abundis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date
/s/ Terry E. Swift	Chief Executive Officer (Principal Executive Officer)	April 26, 2016
Terry E. Swift
/s/ Alton D. Heckaman, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 26, 2016
Alton D. Heckaman, Jr.
/s/ David Geenberg	Director	April 26, 2016
David Geenberg
/s/ Peter Kirchof	Director	April 26, 2016
Peter Kirchof
/s/ Gabe Ellisor	Director	April 26, 2016
Gabe Ellisor
/s/ Charles Wampler	Director	April 26, 2016
Charles Wampler
/s/ Michael Duginski	Director	April 26, 2016
Michael Duginski

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Certificate of Incorporation of Swift Energy Company
3.2*	Bylaws of Swift Energy Company
4.1*	Swift Energy Company 2016 Equity Incentive Plan
4.2*	Form of Stock Option Agreement – Emergence Grant (Type I)
4.3*	Form of Stock Option Agreement – Emergence Grant (Type II)
4.4*	Form of Restricted Stock Unit Agreement – Emergence Grant (Type I)
4.5*	Form of Restricted Stock Unit Agreement – Emergence Grant (Type II)
4.6*	Form of stock certificate for common stock, $0.01 par value per share
4.7*	Director Nomination Agreement dated April 22, 2016 by and among Swift Energy Company and the stockholders party thereto
5.1*	Opinion of Jones Day
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of H.J. Gruy and Associates, Inc.
23.3*	Consent of Jones Day (included in Exhibit 5.1)
_______________________________

*	Filed Herewith.